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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 3, 1999
                                                         ----------------


                                    RPM, INC.
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             (Exact name of registrant as specified in its charter)


      Ohio                       1-14187                      34-6550857
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(State or other                (Commission                (I.R.S. Employer
 jurisdiction of               File Number)              Identification No.)
 incorporation)


             2628 Pearl Road, P.O. Box 777, Medina, Ohio      44258
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            (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:      (330) 273-5090
                                                     ----------------------



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Item 2.           Acquisition Or Disposition Of Assets
                  ------------------------------------

                          Effective as of August 3, 1999, RPM, Inc. (the
"Company") acquired from Wassall DAP Holdings B.V. ("Wassall B.V.") all the issued and outstanding Common Shares of both DAP Products Inc., a Delaware corporation ("DAP US"), and DAP Canada Corp., a Canadian corporation ("DAP Canada"). DAP US and DAP Canada are collectively referred to herein as ("DAP"). The acquisition was accomplished pursuant to a Stock Purchase Agreement, dated as of July 9, 1999, between Wassall PLC, Wassall B.V. and the Company (the "Stock Purchase Agreement"). Wassall B.V. is an indirect wholly owned subsidiary of Wassall PLC. A copy of the Stock Purchase Agreement is filed as an Exhibit hereto.

                          Baltimore-based DAP manufactures and sells caulks and
sealants, spackling and glazing compounds, contact cements and other specialty adhesives. These products, with brand names such as DAP, Alex Plus, Kwik-Seal, Durabond, Weldwood and others are sold primarily in the retail market. DAP had sales in 1998 of approximately $227.4 million.

                          As consideration for the acquisition of DAP, the
Company paid Wassall B.V. approximately $290 million in cash. The purchase price and other terms of the Stock Purchase Agreement were determined through arms-length negotiations. There are no material relationships between Wassall B.V. and the Company or any of their affiliates, directors or officers.

                          The purchase price was financed under a Fixed Rate
Promissory Note between the Company and The Chase Manhattan Bank (the "Promissory Note"). A form of the Promissory Note is filed as an Exhibit hereto. The principal amount advanced and paid is subject to a fixed interest rate of 5.7%.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
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      (a)    Not applicable
      (b)    Not applicable
      (c)    Exhibits.

         2.1 Stock Purchase Agreement dated as of July 9, 1999, by and among the Company, Wassall DAP Holdings B.V. and Wassall PLC.

         4.1 Form of Fixed Rate Promissory Note by and between the Company and The Chase Manhattan Bank.


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                                    SIGNATURE
                                    ---------



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    RPM, INC.


Date:  August 4, 1999               By:   /s/ Frank C. Sullivan
                                          ---------------------
                                          Frank C. Sullivan
                                          Executive Vice President
                                          and Chief Financial Officer


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                                  EXHIBIT INDEX
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Exhibit              Description of Exhibit
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2.1                  Stock Purchase Agreement dated as of July 9, 1999, by and
                     among the Company, Wassall DAP Holdings B.V. and Wassall
                     PLC.

4.1 Form of Fixed Rate Promissory Note by and between the Company and The Chase Manhattan Bank.